SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549
               _______________________________
                          Form S-8
                   REGISTRATION STATEMENT
              UNDER THE SECURITIES ACT OF 1933
                       AMENDMENT NO. 1
                    ____________________

                  THE DOW CHEMICAL COMPANY
                  (a Delaware corporation)
            Executive Offices -- 2030 Dow Center
                   Midland, Michigan 48674
   (Name, state of incorporation and address of principal
               executive office of registrant)

        I.R.S. Employer Identification No. 38-1285128
                    ____________________

         FILMTEC CORPORATION 1977 STOCK OPTION PLAN
                  (Full title of the plan)
                  _________________________

                        JOHN SCRIVEN
        Vice President, General Counsel and Secretary
                  THE DOW CHEMICAL COMPANY
                       2030 Dow Center
                   Midland, Michigan 48674

           (Name and address of agent for service)

                 Telephone:  (517) 636-1000
                    ____________________


                DEREGISTRATION OF SECURITIES

The Registrant originally registered 115,000 shares of its Common Stock, par value $2.50 per share (the "Stock"), for issuance through the FilmTec Corporation 1977 Stock Option Plan (the "Plan") pursuant to Registration Statement No. 2-99067. After the Registration Statement became effective, eligible employees acquired 13,229 shares of the Stock under the provisions of the Plan. Accordingly, the Registrant hereby deregisters the remaining 101,771 shares of the Stock.


Item 8.  EXHIBITS.

Exhibit No.                   Description of Exhibit

24                            Power of Attorney


                         SIGNATURES

   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement No. 2-99067 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on August 17, 1998.


                              THE DOW CHEMICAL COMPANY
                                      (Registrant)


                              By:  /S/ JOHN SCRIVEN
                                   John Scriven
                                   Vice President, General Counsel
                                   and Secretary


   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement No. 2-
99067 has been signed by the following persons in the capacities and on the dates indicated.



          *            Director and Vice
                       President
   A. A. Allemang

          *            Director
    J. K. Barton

          *            Director
   D. T. Buzzelli

          *            Director and
    A. J. Carbone      Executive Vice President


          *            Director and Vice
                       President
    F. P. Corson

          *            Director
   J. C. Danforth

          *            Director
     W. D. Davis


          *            Director
      M. L. Dow

          *            Director
    J. L. Downey

          *            Director
     E. C. Falla

          *            Director
   B. H. Franklin

          *            Director
    A. D. Gilmour


          *            Vice President and
                       Controller
     G. M. Lynch

          *            Director and
    M. D. Parker       Executive Vice President

          *            Director and
    F. P. Popoff       Chairman of the Board


          *            Director, Executive Vice
   J. P. Reinhard      President and Chief
                       Financial Officer

          *            Director
    H. T. Shapiro

          *            Director, President and
 W. S. Stavropoulos    Chief Executive Officer

          *            Director
     P. G. Stern


*By: /S/ JOHN SCRIVEN
     John Scriven
     Attorney-in-fact


Dated:  August 17, 1998


                        EXHIBIT INDEX


Exhibit No.  Description of Exhibit               Page Number

24           Power of Attorney.                       6-7